POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeffrey B. Steinberg his true and lawful attorney-in-fact, with full power of substitution, to sign any and all instruments, certificates and documents that may be necessary, desirable or appropriate to be executed on behalf of himself as an individual or in his capacity as a general partner of any partnership, or as a managing directors of any limited liability company, pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and Rules 144, 144A and 145 under the Securities Act of 1933, as amended (the "Securities Act"), and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act, by the Securities Act or by the By-laws of the National Association of Securities Dealers, Inc., or by the by-laws, rules or regulations of the Financial Industry Regulatory Authority, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary, desirable or appropriate, fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact, or his substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall be valid for five (5) years from the date set forth below.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of the 4th day of November, 2013.


/s/James H. Cavanaugh, Ph.D.
James H. Cavanaugh, Ph.D.

/s/Christopher Mirabelli, Ph.D.
Christopher Mirabelli, Ph.D.

/s/Harold Werner
Harold Werner

/s/John Littlechild
John Littlechild

/s/Augustine Lawlor
Augustine Lawlor